NEWS RELEASE
Media Contact:
Drew Prairie
AMD Communications
512-602-4425
drew.prairie@amd.com

Investor Contact:
Mitch Haws
AMD Investor Relations
408-749-3124
mitch.haws@amd.com

AMD Reports Second Quarter 2023 Financial Results

SANTA CLARA, Calif. ― Aug. 1, 2023 ― AMD (NASDAQ:AMD) today announced revenue for the second quarter of 2023 of $5.4 billion, gross margin of 46%, operating loss of $20 million, net income of $27 million and diluted earnings per share of $0.02. On a non-GAAP(*) basis, gross margin was 50%, operating income was $1.1 billion, net income was $948 million and diluted earnings per share was $0.58.
“We delivered strong results in the second quarter as 4th Gen EPYC and Ryzen 7000 processors ramped significantly,” said AMD Chair and CEO Dr. Lisa Su. “Our AI engagements increased by more than seven times in the quarter as multiple customers initiated or expanded programs supporting future deployments of Instinct accelerators at scale. We made strong progress meeting key hardware and software milestones to address the growing customer pull for our data center AI solutions and are on-track to launch and ramp production of MI300 accelerators in the fourth quarter.”
“We are pleased with our second quarter execution,” said AMD EVP, CFO and Treasurer Jean Hu. “Looking to the third quarter, we expect our Data Center and Client segment revenues to each grow by a double-digit percentage sequentially driven by increasing demand for our EPYC and Ryzen processors, partially offset by Gaming and Embedded segment declines.”
GAAP Quarterly Financial Results

	Q2 2023	Q2 2022	Y/Y	Q1 2023	Q/Q
Revenue ($M)	$5,359	$6,550	Down 18%	$5,353	Flat
Gross profit ($M)	$2,443	$3,028	Down 19%	$2,359	Up 4%
Gross margin	46%	46%	Flat	44%	Up 2ppts
Operating expenses ($M)	$2,471	$2,508	Down 1%	$2,514	Down 2%
Operating income (loss) ($M)	$(20)	$526	Down 104%	$(145)	Up 86%
Operating margin	0%	8%	Down 8 ppts	(3)%	Up 3ppts
Net income (loss) ($M)	$27	$447	Down 94%	$(139)	Up 119%
Earnings (loss) per share	$0.02	$0.27	Down 93%	$(0.09)	Up 122%

Non-GAAP(*) Quarterly Financial Results

	Q2 2023	Q2 2022	Y/Y	Q1 2023	Q/Q
Revenue ($M)	$5,359	$6,550	Down 18%	$5,353	Flat
Gross profit ($M)	$2,665	$3,538	Down 25%	$2,675	Flat
Gross margin	50%	54%	Down 4 ppts	50%	Flat
Operating expenses ($M)	$1,605	$1,562	Up 3%	$1,587	Up 1%
Operating income ($M)	$1,068	$1,982	Down 46%	$1,098	Down 3%
Operating margin	20%	30%	Down 10 ppts	21%	Down 1ppt
Net income ($M)	$948	$1,707	Down 44%	$970	Down 2%
Earnings per share	$0.58	$1.05	Down 45%	$0.60	Down 3%

Quarterly Segment Summary
•Data Center segment revenue was $1.3 billion, down 11% year-over-year primarily due to lower 3rd Gen EPYC processor sales as Enterprise demand was soft and Cloud inventory levels were elevated at some customers.
◦Revenue increased 2% sequentially, as 4th Gen AMD EPYC™ CPU revenue nearly doubled and EPYC CPU Enterprise sales increased, partially offset by a decline in adaptive System-on-Chip (SoC) data center products.
◦There are now more than 670 AMD-powered cloud instances publicly available.
◦AMD Instinct™ MI300A and MI300X GPUs are sampling to leading HPC, Cloud and AI customers.
•Client segment revenue was $998 million, down 54% year-over-year due to reduced processor shipments resulting from a weaker PC market and a significant inventory correction across the PC supply chain.
◦Revenue increased 35% sequentially as AMD Ryzen™ 7000 Series CPU sales grew significantly, and PC market conditions improved.
◦More than 100 AMD-powered commercial PC platforms are set to launch this year.
•Gaming segment revenue was $1.6 billion, down 4% year-over-year. Semi-custom revenue grew year-over-year, which was more than offset by lower gaming graphics revenue.
◦Revenue declined 10% sequentially primarily due to lower gaming graphics sales.
•Embedded segment revenue was $1.5 billion, up 16% year-over-year primarily driven by strength in the Industrial, Vision and Healthcare, Automotive and Test and Emulation markets.
◦Revenue decreased 7% sequentially primarily driven by softness in the Communications market.
◦The new AMD Versal™ Premium VP1902 adaptive SoC, Spartan™ Ultrascale+™ FPGAs and enhanced versions of the Vivado™ and Vitis™ software platforms are expanding AMD’s adaptive computing product leadership.

Recent PR Highlights
•At the Data Center and AI Technology Premier event, AMD announced the expansion of its leadership data center portfolio and shared details on its next generation AMD Instinct accelerator and software enablement for generative AI:
◦AMD unveiled two new, workload optimized 4th Gen AMD EPYC processors: AMD EPYC 97X4 CPUs, codenamed “Bergamo,” deliver leadership cloud native computing, while 4th Gen AMD EPYC processors with AMD 3D V-Cache™ technology, codenamed “Genoa-X,” provide leadership performance for highly demanding technical computing workloads.
◦AMD highlighted its partnership with industry leaders Hugging Face and PyTorch to enable an extensive array of AI models that are optimized and ready to use “out of the box” on AMD accelerators.
◦AMD showcased a robust networking portfolio, including the next generation AMD Pensando™ DPU, which aims to deliver enhanced performance and power efficiency.
•AMD continues to deliver high-performance and accelerated computing for the data center, cloud and supercomputing:
◦ AWS, Alibaba, Microsoft Azure and OCI announced new instances powered by 4th Gen AMD EPYC processors. OCI also announced MySQL Heatwave based on 4th Gen AMD EPYC processors, enabling one service for transaction processing, real-time data analytics and machine learning across cloud services.
◦SAP selected AMD EPYC processors to power Rise with SAP applications hosted on Google Cloud.
◦AMD EPYC processors and AMD Instinct accelerators continue to be the solutions of choice behind the most innovative, energy efficient and powerful supercomputers in the world, powering 121 supercomputers on the latest Top500 list and seven of the top 10 supercomputers on the Green500 list.
◦Cerebras unveiled the Condor Galaxy 1 cloud-based AI supercomputer, enabled by more than 70,000 AMD EPYC CPU cores. Initial applications for the system include LLM training, healthcare and climate research.
◦AMD announced the release of the new AMD ROCm™ 5.6 open software platform, featuring enhanced capabilities for AI and HPC workloads, including new AI software add-ons for large language and other models, performance optimizations across the ROCm portfolio of libraries and additional support for the AI community.
•AMD embedded products are delivering optimized performance across a diverse set of markets:

◦Adoption of AMD embedded products is expanding in enterprise storage, as Hewlett Packard Enterprise announced that AMD EPYC Embedded Series processors are powering its new modular storage solution, HPE Alletra Storage MP.
◦AMD introduced two additions to the automotive-grade XA Artix™ UltraScale+ family: XA AU10P and XA AU15P FPGAs, which are optimized for use in ADAS sensor applications.
•AMD announced new Ryzen™ PRO 7040 Series Mobile processors, the most advanced x86 processors for premium Windows 11 business laptops and mobile workstations. AMD also announced the Ryzen PRO 7000 Series processors for desktop, bringing the power of “Zen 4” and AMD RDNA™ 2 integrated graphics to professional desktop users.
•New AMD gaming products deliver incredible experiences on the desktop or on the go:
◦AMD introduced the AMD Ryzen Z1 Series processors, the ultimate high-performance processor for handheld PC gaming consoles, which power the new Asus ROG Ally.
◦AMD launched the Radeon™ RX 7600 graphics card for next-generation, high-performance 1080p gaming, streaming and content creation with stunning visual fidelity.
•AMD announced plans to invest $135 million to expand adaptive computing research, development and engineering operations in Ireland to fund strategic R&D projects for next generation AI, data center, networking and 6G communications infrastructure.
•AMD announced the appointment of Phil Guido to chief commercial officer, with responsibility for the AMD worldwide sales organization. Guido joins from IBM where he most recently served as general manager, global managing partner of Strategic Sales at IBM Consulting. He spent the last 30 years at IBM in a variety of sales and business leadership roles and brings extensive experience driving deep strategic relationships with data center, embedded and commercial customers.

Current Outlook
AMD’s outlook statements are based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

For the third quarter of 2023, AMD expects revenue to be approximately $5.7 billion, plus or minus $300 million, and expects non-GAAP gross margin to be approximately 51%.

AMD Teleconference
AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its second quarter 2023 financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data) (Unaudited)
	Three Months Ended
	July 1, 2023	April 1, 2023	June 25, 2022
GAAP gross profit	$2,443	$2,359	$3,028
GAAP gross margin	46%	44%	46%
Stock-based compensation	10	8	8
Amortization of acquisition-related intangibles	212	305	407
Acquisition-related and other costs (1)	—	3	95
Non-GAAP gross profit	$2,665	$2,675	$3,538
Non-GAAP gross margin	50%	50%	54%

GAAP operating expenses	$2,471	$2,514	$2,508
GAAP operating expenses/revenue %	46%	47%	38%
Stock-based compensation	338	297	251
Amortization of acquisition-related intangibles	481	518	616
Acquisition-related and other costs (1)	47	112	79
Non-GAAP operating expenses	$1,605	$1,587	$1,562
Non-GAAP operating expenses/revenue %	30%	30%	24%

GAAP operating income (loss)	$(20)	$(145)	$526
GAAP operating margin	0%	(3)%	8%
Stock-based compensation	348	305	259
Amortization of acquisition-related intangibles	693	823	1,023
Acquisition-related and other costs (1)	47	115	174
Non-GAAP operating income	$1,068	$1,098	$1,982
Non-GAAP operating margin	20%	21%	30%

	Three Months Ended
	July 1, 2023		April 1, 2023		June 25, 2022
GAAP net income (loss) / earnings (loss) per share	$27	$0.02	$(139)	$(0.09)	$447	$0.27
(Gains) losses on equity investments, net	3	—	(1)	—	10	—
Stock-based compensation	348	0.21	305	0.19	259	0.16
Equity income in investee	(6)	—	(1)	—	(4)	—
Amortization of acquisition-related intangibles	693	0.42	823	0.51	1,023	0.63
Acquisition-related and other costs (1)	47	0.03	115	0.07	174	0.11
Income tax provision	(164)	(0.10)	(132)	(0.08)	(202)	(0.12)
Non-GAAP net income / earnings per share	$948	$0.58	$970	$0.60	$1,707	$1.05

(1)	Acquisition-related and other costs primarily comprised of transaction costs, purchase price adjustments for inventory, certain compensation charges, contract termination and workforce rebalancing charges.

About AMD
For more than 50 years AMD has driven innovation in high-performance computing, graphics and visualization technologies. AMD employees are focused on building leadership high-performance and adaptive products that push the boundaries of what is possible. Billions of people, leading Fortune 500 businesses and cutting-edge scientific research institutions around the world rely on AMD technology daily to improve how they live, work and play. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, Facebook and Twitter pages.

Cautionary Statement

This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as the expected launch and production ramp of AMD Instinct™ MI300 accelerators in the fourth quarter 2023; expected double digit revenue growth in AMD’s Data Center and Client segments on a sequential basis driven by increasing demand for AMD’s EPYC™ and Ryzen™ processors, partially offset by Gaming and Embedded segment declines; the features, functionality, performance, availability, timing and expected benefits of AMD products, and AMD’s expected third quarter 2023 financial outlook, including revenue and non-GAAP gross margin, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices; global economic uncertainty; cyclical nature of the semiconductor industry; market conditions of the industries in which AMD products are sold; loss of a significant customer; impact of the COVID-19 pandemic on AMD’s business, financial condition and results of operations; competitive markets in which AMD’s products are sold; quarterly and seasonal sales patterns; AMD's ability to adequately protect its technology or other intellectual property; unfavorable currency exchange rate fluctuations; ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; availability of essential equipment, materials, substrates or manufacturing processes; ability to achieve expected manufacturing yields for AMD’s products; AMD's ability to introduce products on a timely basis with expected features and performance levels; AMD's ability to generate revenue from its semi-custom SoC products; potential security vulnerabilities; potential security incidents including IT outages, data loss, data breaches and cyber-attacks; potential difficulties in upgrading and operating AMD’s new enterprise resource planning system; uncertainties involving the ordering and shipment of AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products in a timely manner; AMD's reliance on third-party companies for design, manufacture and supply of motherboards, software and other computer platform components; AMD's reliance on Microsoft and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; efficiency of AMD's supply chain; AMD's ability to rely on third party supply-chain logistics functions; AMD’s ability to effectively control sales of its products on the gray market; impact of government actions and regulations such as export administration regulations, tariffs and trade protection measures; AMD’s ability to realize its deferred tax assets; potential tax liabilities; current and future claims and litigation; impact of environmental laws, conflict minerals-related provisions and other laws or regulations; impact of acquisitions, joint ventures and/or investments on AMD’s business and AMD’s ability to integrate acquired businesses; impact of any impairment of AMD’s tangible, definite-lived or indefinite-lived intangible assets, including goodwill, on AMD’s financial position and results of operation; restrictions imposed by agreements governing AMD’s notes, the guarantees of Xilinx’s notes and the revolving credit facility; AMD's indebtedness; AMD's ability to generate sufficient cash to meet its working capital requirements or generate sufficient revenue and operating cash flow to make all of its planned R&D or strategic investments, as well as the impact of financial institution failure on AMD’s cash and cash equivalents; political, legal, economic risks and natural disasters; future impairments of technology license purchases; AMD’s ability to attract and retain qualified personnel; AMD’s stock price volatility; and worldwide political conditions. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s most recent reports on Forms 10-K and 10-Q.

(*)
In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, AMD uses a projected non-GAAP tax rate of 13%, which excludes the tax impact of pre-tax non-GAAP adjustments, reflecting currently available information. AMD also provided adjusted EBITDA and free cash flow as supplemental non-GAAP measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. The non-GAAP financial measures disclosed in this earnings press release should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the data tables in this earnings press release. This earnings press release also contains forward-looking non-GAAP gross margin concerning AMD’s financial outlook, which is based on current expectations as of August 1, 2023 and assumptions and beliefs that involve numerous risks and uncertainties. Adjustments to arrive at the GAAP gross margin outlook typically include stock-based compensation, amortization of acquired intangible assets and acquisition-related and other costs. The timing and impact of such adjustments are dependent on future events that are typically uncertain or outside of AMD's control, therefore, a reconciliation to equivalent GAAP measures is not practicable at this time. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law.

AMD, the AMD Arrow logo, EPYC, Radeon, Ryzen, Instinct, Versal, Artix, Spartan, Ultrascale+ and combinations thereof, are trademarks of Advanced Micro Devices, Inc.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions except per share amounts and percentages) (Unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2023	April 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Net revenue	$5,359	$5,353	$6,550	$10,712	$12,437
Cost of sales	2,704	2,689	3,115	5,393	5,998
Amortization of acquisition-related intangibles	212	305	407	517	593
Total cost of sales	2,916	2,994	3,522	5,910	6,591
Gross profit	2,443	2,359	3,028	4,802	5,846
Gross margin	46%	44%	46%	45%	47%
Research and development	1,443	1,411	1,300	2,854	2,360
Marketing, general and administrative	547	585	592	1,132	1,189
Amortization of acquisition-related intangibles	481	518	616	999	909
Licensing gain	(8)	(10)	(6)	(18)	(89)
Operating income (loss)	(20)	(145)	526	(165)	1,477
Interest expense	(28)	(25)	(25)	(53)	(38)
Other income (expense), net	46	43	(4)	89	(46)
Income (loss) before income taxes and equity income	(2)	(127)	497	(129)	1,393
Income tax provision (benefit)	(23)	13	54	(10)	167
Equity income in investee	6	1	4	7	7
Net income (loss)	$27	$(139)	$447	$(112)	$1,233
Earnings (loss) per share
Basic	$0.02	$(0.09)	$0.28	$(0.07)	$0.82
Diluted	$0.02	$(0.09)	$0.27	$(0.07)	$0.81
Shares used in per share calculation
Basic	1,612	1,611	1,618	1,612	1,506
Diluted	1,627	1,611	1,632	1,612	1,521

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions)

	July 1, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,841	$4,835
Short-term investments	2,444	1,020
Accounts receivable, net	4,312	4,126
Inventories	4,567	3,771
Receivables from related parties	2	2
Prepaid expenses and other current assets	1,339	1,265
Total current assets	16,505	15,019
Property and equipment, net	1,541	1,513
Operating lease right-of-use assets	461	460
Goodwill	24,177	24,177
Acquisition-related intangibles, net	22,598	24,118
Investment: equity method	90	83
Deferred tax assets	68	58
Other non-current assets	2,527	2,152
Total Assets	$67,967	$67,580

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,779	$2,493
Payables to related parties	313	463
Accrued liabilities	2,971	3,077
Current portion of long-term debt, net	753	—
Other current liabilities	756	336
Total current liabilities	7,572	6,369
Long-term debt, net of current portion	1,714	2,467
Long-term operating lease liabilities	393	396
Deferred tax liabilities	1,365	1,934
Other long-term liabilities	1,787	1,664

Stockholders' equity:
Capital stock:
Common stock, par value	16	16
Additional paid-in capital	58,825	58,005
Treasury stock, at cost	(3,430)	(3,099)
Accumulated deficit	(243)	(131)
Accumulated other comprehensive loss	(32)	(41)
Total stockholders' equity	$55,136	$54,750
Total Liabilities and Stockholders' Equity	$67,967	$67,580

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions) (Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Cash flows from operating activities:
Net income (loss)	27	447	(112)	1,233
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	849	1,180	1,831	1,789
Stock-based compensation	348	292	657	491
Amortization of operating lease right-of-use assets	24	21	48	40
Amortization of inventory fair value adjustment	1	96	3	185
Loss on sale or disposal of property and equipment	1	—	7	15
Deferred income taxes	(274)	(276)	(582)	(618)
(Gains) losses on equity investments, net	3	10	2	54
Other	(18)	(2)	(20)	(4)
Changes in operating assets and liabilities
Accounts receivable, net	(272)	(344)	(186)	(1,016)
Inventories	(332)	(248)	(796)	(274)
Receivables from related parties	—	—	—	(1)
Prepaid expenses and other assets	(46)	23	(237)	(237)
Payables to related parties	(41)	156	(150)	277
Accounts payable	236	24	309	28
Accrued and other liabilities	(127)	(341)	91	71
Net cash provided by operating activities	379	1,038	865	2,033
Cash flows from investing activities:
Purchases of property and equipment	(125)	(132)	(283)	(203)
Purchases of short-term investments	(1,113)	(520)	(2,816)	(620)
Proceeds from maturity of short-term investments	698	1,285	1,171	2,248
Proceeds from sale of short-term investments	103	—	248	1
Cash received from acquisition of Xilinx	—	—	—	2,366
Acquisition of Pensando, net of cash acquired	—	(1,558)	—	(1,558)
Other	(1)	(3)	5	(4)
Net cash provided by (used in) investing activities	(438)	(928)	(1,675)	2,230
Cash flows from financing activities:
Proceeds from debt, net of issuance costs	—	991	—	991
Proceeds from sales of common stock through employee equity plans	141	76	144	78
Repurchases of common stock	—	(921)	(241)	(2,835)
Common stock repurchases for tax withholding on employee equity plans	(66)	(31)	(87)	(66)
Other	—	(1)	—	(2)
Net cash provided by (used in) financing activities	75	114	(184)	(1,834)
Net increase (decrease) in cash and cash equivalents	16	224	(994)	2,429
Cash and cash equivalents at beginning of period	3,825	4,740	4,835	2,535
Cash and cash equivalents at end of period	3,841	4,964	3,841	4,964

SELECTED CORPORATE DATA
(Millions) (Unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2023	April 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Segment and Category Information(1)
Data Center
Net revenue	$1,321	$1,295	$1,486	$2,616	$2,779
Operating income	$147	$148	$472	$295	$899
Client
Net revenue	$998	$739	$2,152	$1,737	$4,276
Operating income (loss)	$(69)	$(172)	$676	$(241)	$1,368
Gaming
Net revenue	$1,581	$1,757	$1,655	$3,338	$3,530
Operating income	$225	$314	$187	$539	$545
Embedded
Net revenue	$1,459	$1,562	$1,257	$3,021	$1,852
Operating income	$757	$798	$641	$1,555	$918
All Other
Net revenue	$—	$—	$—	$—	$—
Operating loss	$(1,080)	$(1,233)	$(1,450)	$(2,313)	$(2,253)
Total
Net revenue	$5,359	$5,353	$6,550	$10,712	$12,437
Operating income (loss)	$(20)	$(145)	$526	$(165)	$1,477
(Blank)
Other Data
Capital expenditures	$125	$158	$132	$283	$203
Adjusted EBITDA (2)	$1,224	$1,257	$2,139	$2,481	$4,106
Cash, cash equivalents and short-term investments	$6,285	$5,939	$5,992	$6,285	$5,992
Free cash flow (3)	$254	$328	$906	$582	$1,830
Total assets	$67,967	$67,634	$67,502	$67,967	$67,502
Total debt	$2,467	$2,467	$2,777	$2,467	$2,777

(1)	The Data Center segment primarily includes server microprocessors (CPUs) and graphics processing units (GPUs), data processing units (DPUs), Field Programmable Gate Arrays (FPGAs) and Adaptive System-on-Chip (SoC) products for data centers.
The Client segment primarily includes CPUs, accelerated processing units that integrate microprocessors and GPUs (APUs), and chipsets for desktop and notebook personal computers.
The Gaming segment primarily includes discrete GPUs, semi-custom SoC products and development services.
The Embedded segment primarily includes embedded CPUs and GPUs, FPGAs, and Adaptive SoC products.
From time to time, the Company may also sell or license portions of its IP portfolio.
All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments, such as amortization of acquisition-related intangible asset, employee stock-based compensation expense, acquisition-related and other costs, and licensing gain.

(2)	Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

	Three Months Ended			Six Months Ended
	July 1, 2023	April 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
GAAP net income (loss)	$27	$(139)	$447	$(112)	$1,233
Interest expense	28	25	25	53	38
Other (income) expense, net	(46)	(43)	4	(89)	46
Income tax provision (benefit)	(23)	13	54	(10)	167
Equity income in investee	(6)	(1)	(4)	(7)	(7)
Stock-based compensation	348	305	259	653	433
Depreciation and amortization	156	159	157	315	287
Amortization of acquisition-related intangibles	693	823	1,023	1,516	1,502
Acquisition-related and other costs	47	115	174	162	407
Adjusted EBITDA	$1,224	$1,257	$2,139	$2,481	$4,106

The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting GAAP net income (loss) for interest expense, other income (expense), net, income tax provision (benefit), equity income in investee, stock-based compensation, depreciation and amortization expense (including amortization of acquisition-related intangibles), acquisition-related and other costs. The Company calculates and presents Adjusted EBITDA because management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of income or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities that can affect cash flows.

(3)	Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Six Months Ended
	July 1, 2023	April 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
GAAP net cash provided by operating activities	$379	$486	$1,038	$865	$2,033
Operating cash flow margin %	7%	9%	16%	8%	16%
Purchases of property and equipment	$(125)	$(158)	$(132)	$(283)	$(203)
Free cash flow	$254	$328	$906	$582	$1,830
Free cash flow margin %	5%	6%	14%	5%	15%

The Company also presents free cash flow as a supplemental Non-GAAP measure of its performance. Free cash flow is determined by adjusting GAAP net cash provided by operating activities for capital expenditures, and free cash flow margin % is free cash flow expressed as a percentage of the Company's net revenue. The Company calculates and communicates free cash flow in the financial earnings press release because management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities.